Exhibit 10.3

                      ASCAP EXPERIMENTAL LICENSE AGREEMENT
             FOR INTERNET SITES ON THE WORLD WIDE WEB - RELEASE 2.1

1. Parties: This is an agreement between the American Society of Composers, authors and Publishers ("We,""Us" or "ASCAP"), located at One Lincoln Plaza, New York, New York 10023 and

Web Audio & Radio Portal, Inc.               ("You" or "Licensee"), located at
-------------------------------------------
               Licensee Name

6535 S. Dayton St. #3000     Greenwood Village         Co          80111
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Street Address or P.O. Box          City             State        Zip Code


2. Experimental Agreement: This is an experimental agreement which applies for its term only and is entered into without prejudice to any position you or we may take for any period subsequent to its termination.

3. Definitions:

     (a) Your "Web Site" is the Internet site on the World Wide Web generally known as

              WARPRADIO
              ------------------------------------------------------------------
              with the principal Universal Resource Locator (URL) of:

              http://www.warpradio.com
                     -----------------------------------------------------------

     (b) "Web Site Transmissions" are all transmissions of content to Web Site Users from or through your Web Site, or from any other web site pursuant to an agreement between you and the operator of the other web site, when accessed by means of ant' connection from your \Web Site.

     (c)  "Web Site Users" are all those who access Web Site Transmissions.

     (d) Our "Repertory" consists of all copyrighted musical compositions written or published by our members or by the members of affiliated foreign performing rights societies, including compositions written or published during the term of this agreement, and of which we have the right to license non-dramatic public performances.

4. Grant of license: We want you a license to publicly perform, by means of Web Site Transmissions, non-dramatic renditions of the separate musical compositions in our Repertory.

5. Term of License: The license granted by this agreement commences on June 1, 1999 ("Effective Date"), and ends on December 31 of the same calendar year, and continues after that for additional terms of one year each unless you or we terminate it by giving the other party notice at least thirty days prior to end of a calendar year.


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6. Limitations on License:
     (a) This license extends only to you and your Web Site and is limited to performances presented by means of Web Site Transmissions, and by no other means; provided, however, that (i) nothing in this agreement authorizes such performances when transmitted from your Web Site pursuant to an agreement between you and any other web site operator, when accessed by means of a connection from that other web site, even if such performances fall within the definition of Web Site Transmissions; and provided further, that (ii) if you are an Internet access provider, nothing in this agreement authorizes such performances when transmitted from or through any homepage(s) hosted on your Web Site for those for whom you provide the service of Internet access.

     (b)  This license may not be assigned without our written consent.

     (c) This license is limited to the United States, its territories and possessions, and the Commonwealth of Puerto Rico.

     (d) Nothing in this agreement grants you, or authorizes you to grant to any Web Site User, or to anyone else, any right to reproduce, copy or distribute by any means, method or process whatsoever, any of the musical compositions licensed by this agreement, including, but not limited to, transferring or downloading any such musical composition to a computer hard drive, or otherwise copying the composition onto any other storage medium.

     (e) Nothing in this agreement grants, or authorizes you to grant, to any Web Site User, or to anyone else, any right to perform publicly by any means, method or process whatsoever, any of the musical compositions licensed under this agreement, including, but not limited to, any transmission, retransmission, or further transmission of any of those compositions.

     (f) This license is limited to non-dramatic performances, and does not authorize any dramatic performances; nor does it extend to or include the public performance of any opera, operetta, musical comedy, play, or like production, as such, in whole or in part.

7. License Fees: For each year during the term of this agreement you agree to pay us the license fee applicable to your "Amount Subject to Fee" as defined in the Rate Schedules applicable for that year.

8. Rate Schedules: There are three alternative Rate Schedules attached to and made a part of this agreement. The annual license fee under Rate Schedule "A" is based on "Total Value Derived": that under Rate Schedule "B" is based on "Value Attributable to Performances of Music" and that under Rate Schedule "C" is based on "Value Attributable to Performances of ASCAP Music." For each year, you may choose any of three rate schedules we offer and for which you qualify. Rate Schedules "B" or "C" may only he used if: (a) you employ technology which enables you to furnish the required information; (b) your Annual License Fee Report is submitted when clue; and (c) you are current in payment of license fees. In all other instances. Rate Schedule "A" applies.

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9. Reports and Payments: You agree to furnish license fee reports and payments to us as follows:

     (a) Annual License Fee Reports. You will submit an Annual License Fee Report for each year of this agreement, by the first day of April of the following year on the Report Form we will provide you free of charge.

     (b) Initial License Fee Report. Upon entering into this agreement, you will submit an Initial License Fee Report based on a good faith estimate of your Web Site's "Amount Subject to Fee" for the first full year of operation of your Web Site from the Effective Date of this agreement.

     (c) License Fee Payments. You will submit license fee payments quarterly on or before January 1, April 1, July 1 and October 1 of each year. The payments due by April 1, July 1 and October 1 of each year, and by January 1 of the following year, are each equal to one-fourth of the license fee for the preceding calendar year (annualized for any reported period less than a year); provided, however, that in any year for which your estimated license fee is less than $1,000, you will submit payments of $250 each, or the balance of the license fee due for that year, whichever is less.

     (d) Late Report Payments. If we do not receive your Annual License Fee Report when due, you will submit quarterly license fee payments that are 24% higher than the quarterly payments due for the preceding year, and payments will continue at that increased rate until we receive the late report.

     (e) Annual Adjustment. With each Annual License Fee Report you will submit payment of any license fees due over and above all amounts that you paid for the year to which the report pertains. If the fee due is less than the amount you paid, we will apply the excess to the next quarterly payment due under this agreement. If the excess is greater than one quarterly payment, we will refund the excess over and above the amount of one quarterly payment to you at your written request.

     (f) Late Payment Charge. You will pay a finance charge of 1-1/2% per month, or the maximum rate permitted by the law of the state in which your Web Site is located, whichever is less, from the date due, on any required payment that is not made within thirty days of its due date.

     (g) Music Use Reports. You agree to provide us with reports, as we may from time to time request, regarding the musical compositions contained in your Web Site Transmissions. Your reports shall be in the form and contain the information specified in our requests. Any such request(s) we make of you shall be in writing and sent to you at least thirty days prior to commencement of the period to be covered by the report. You will not be obligated to provide us with such reports for a period or periods which in the aggregate exceed one week in each calendar quarter in any one calendar year during the term of this agreement.

10. Report Verification:

(a) We have the right to examine your books and records, and you agree to obtain for us the right to examine the books and records of any partner in, or co-publisher of, your Web Site, in order to verify any required report. We may exercise this right by giving you thirty days notice of our intention to conduct an examination. We will consider all data and information derived from our examination as completely confidential. You agree to furnish all pertinent books and records, including electronic records, to our authorized representatives, during customary business hours.

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     (b)  If our examination shows that you underpaid license fees, you agree to pay a license charge of: 1-1/2% per month, or the maximum rate permitted by the law of the state in which your Web Site is located, whichever is less, on the license fees due from the date we bill you for that amount or, if the underpayment is 5% or more, from the date or dates that the license fees should have been paid.

     (c) You may dispute all or part of our claim for additional fees. You may do so by advising us in writing within thirty days from the date we bill the additional fees to you of the basis for your dispute, and by paying the undisputed portion of our claim with the applicable finance charges. If there is a good faith dispute between us concerning all or part of our claim, we will defer finance charges on the disputed amount until sixty days after we have responded to you, and will pro-rate finance charges based on our resolution of the dispute.

11. Breach or Default: If you fail to perform any of the terms or conditions required of you by this agreement, we may terminate your license by giving you thirty days notice to cure your breach or default. If you do not do so within that thirty day period, your license will automatically terminate at the end of that period without any further notice from us.

12. Interference With ASCAP's Operations: We have the right to terminate this license effective immediately, if there is any major interference with, or substantial increase in the cost of, our operation as a result of any law in the state, territory, dependency, possession or political subdivision in which you or your Web Site is located which is applicable to the licensing of performing rights.

13. Indemnification: We will indemnify you from any claim made against you with respect to the non- dramatic performance licensed under this agreement of any composition(s) in our Repertory, and will have full charge of the defense against the claim. You agree to notify us immediately of any such claim, furnish us with all the papers pertaining to it, and cooperate fully with us in its defense. If you wish, you may engage your own counsel, at your expense, who may participate in the defense. Our liability under this paragraph is strictly limited to the amount of license fees that you actually paid us under this agreement for the calendar year(s) in which the performance(s) which are the subject of the claim occurred.

14. Covenant Not to Sue:

     (a) ASCAP, on its own behalf and on behalf of our members, covenants not to make any claim against you for unauthorized public performances of any of our members' compositions in our Repertory which would have been licensed under this agreement except for the limitation set forth in subparagraph 6(a)(i), provided that the agreement between you and the operator of the other web site referred to in subparagraph 6(a)(i) expressly requires that the operator of the other web site obtain needed authorization for performances of copyrighted musical compositions on or through its web site. and provided further, that within 24 hours of receipt of notice from us that the operator of the other web site does not have such needed authorization, you will remove or block the connection from that other web site to your Web Site.

     (b) ASCAP, on its own behalf and on behalf of our members, covenants not to make any claim against you for unauthorized public performances of any of our members compositions in our Repertory which would have been licensed under this agreement except fur the limitation set forth in subparagraph 6(a)(ii), provided that the agreement between you and the owner of the homepage referred to in subparagraph 6(a)(ii) expressly requires that that owner obtain needed authorization for performances of copyrighted musical compositions on or through its homepage, and provided

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                                RATE SCHEDULE "A"
================================================================================

                                   REPORT FORM
                      ASCAP EXPERIMENTAL LICENSE AGREEMENT
             FOR INTERNET SITES ON THE WORLD WIDE WEB -- RELEASE 2.1

================================================================================
                           PART I. ACCOUNT INFORMATION

                                         REPORT PERIOD: June 1999 THRU June 2000

LICENSEE NAME:  Web Radio and Audio Portal, Inc.
                ----------------------------------------------------------------

POSTAL ADDRESS:  6535 S. Dayton St., Suite 3000, Greenwood Village, CO 80111
                 ---------------------------------------------------------------

WEB SITE URL: http:// www.warpradio.com             E-MAIL:  johnsutton@rmi.net
              -------------------------                      ------------------

FACSIMILE NUMBER:   303-790-8543                    PHONE NUMBER:  303-799-9118
                   --------------------                            -------------

                          PART II. TOTAL VALUE DERIVED

NOTE 1: The terms Web Site, Web Site Transmissions and Web Site Users are defined in subparagraphs 2(a), (b), I (c) of the license agreement.

NOTE 2: Total Value Derived is the greater of Web Site Revenue or Operating Expenditures. All Web Site venue and Operating Expenditures definitions include all specified payments and expenditures whether made directly to or by you, any entity under the same or substantially the same ownership, management or control as you, or to or by any other person, firm or corporation including, but not limited to, any partner or co-publisher of your Web Site, pursuant to an agreement or as directed or authorized by you or any of your agents or employees.

NOTE 3: If Total Value Derived exceeds $8,700,000 per year, or if you choose not to report Web Site Revenue or Operating Expenditures, your annual Maximum License Fee is S140,OOO.

WEB SITE REVENUE

1.   Web Site Users Revenue means all payments made by
     or on behalf of Web Site Users to access Web Site
     Transmissions including, but not limited to,
     subscriber fees, connect tine charges, and any
     other access fees ...................................         $   0
2.   Net Sponsor Revenue (from line 6) ....................        $   0
3.   Web Site Revenue (add lines 1 and 2) ................         $   0


                                       A-I



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NET SPONSOR REVENUE

4.   Sponsor Revenue means all payments made by or on behalf
     of sponsors, advertisers, program suppliers, content
     providers, or others for use of the facilities of your
     Web Site including, but not limited to, payments
     associated with syndicated selling, on-line franchising
     and associate programs. Sponsor Revenue also means all
     payments from whatever source derived upon your sale or
     other disposition of goods or services you received as
     barter for use of the facilities of your Web Site
     including, but not limited to, payments for the sale of
     advertising time or space ..................................     $   0
5.   Adjustment to Sponsor Revenue means advertising agency
     commissions not to exceed 15% actually allowed to an
     advertising agency that has no direct or indirect
     ownership or managerial connection with you or your Web
     Site .......................................................     $   0
6.   Net Sponsor Revenue (subtract line 5 from line 4) ..........     $   0

OPERATING EXPENDITURES

7.   Annual Operating Expenditures means all expenditures,
     whether direct or indirect, made in connection with
     operation of your Web Site including, but not limited
     to salaries, supplies, lease payments, payments to
     Internet service providers, payments to Internet access
     providers, and depreciation ................................    $300,000

TOTAL VALUE DERIVED

8.   Enter line 3 or line 7, whichever is greater ...............    $    0

             PART III. LICENSE FEE CALCULATION FOR RATE SCHEDULE "A"

9.   Total Value Derived/Amount Subject to Fee
      (from Part II, line 8) ....................................    $    0
10.  Rate .......................................................    x .01615
11.  License Fee (multiply line 9 by line 10) ...................    $    0
12.  Minimum License Fee ........................................    $    250.00
13.  Maximum License Fee ........................................    $140,000.00
14.  LICENSE FEE DUE (enter  amount from line 11, or line 12,
     or line 13,  whichever is greater - see Note 3 above)           $    250.00


                             PART IV. CERTIFICATION

We certify that this report is true and correct and that all books and records necessary to verify this report are now and will continue to be available for your examination in accordance with the terms of the license agreement.



/s/  Denise Sutton                                      5/12/99
----------------------------------                ------------------------------
Signature                                         Date

Denise Sutton - owner
--------------------------------------------------------------------------------
Print Name and Title


                                      A-2
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     further, that within 24 hours of receipt of notice from us that the owner of the homepage does not have such needed authorization, you will remove that homepage from your Web Site.

15. Notices: We or you may give any notice required by this agreement by sending the notice to the other party's last known address by United States Mail or by generally recognized same-day or overnight delivery service. We each agree to inform the other in writing of any change of address.

IN WITNESS WHEREOF, this Agreement has been duly executed by ASCAP and Licensee this _____ day of ,19____


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AMERICAN SOCIETY OF COMPOSERS,
AUTHORS AND PUBLISHERS                      Web Audio & Radio Portal, Inc.
                                            ------------------------------------
                                                     Licensee Name

By:                                         By:  /s/  Denise Sutton
   -----------------------------                  ------------------------------
                                                           Signature

                                                  Denise Sutton
--------------------------------                  ------------------------------
             Title                                      Print Your Name

                                                  Owner
                                                  ------------------------------
                                                             Title


                                                  (Fill in capacity in which
                                                  signed: (a) If corporation,
                                                  state corporate office held:
                                                  (b) If partnership, write word
                                                  "partner" under printed name
                                                  of signing partner; (c) If
                                                  individual owner, write
                                                  "individual owner" under
                                                  printed name.)

                                      A-3